Exhibit 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Big 5 Sporting Goods Corporation (the “Company”) on Form 10-K for the fiscal year ending January 2, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Elizabeth F. Chambers, Acting Controller of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Elizabeth F. Chambers

Elizabeth F. Chambers
Acting Controller (joint performing the function of principal financial officer with the Assistant Treasurer)
September 6, 2005

A signed original of this written statement required by Section 906 has been provided to Big 5 Sporting Goods Corporation and will be retained by Big 5 Sporting Goods Corporation and furnished to the Securities and Exchange Commission or its staff upon request.